UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2014

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On July 11, 2014, John Maldonado resigned from the board of directors of Vantiv, Inc. (the “Company”). Mr. Maldonado, a Managing Director of Advent International Corporation, had served as a director of the Company since its initial public offering. There were no disagreements between the Company and Mr. Maldonado that led to his decision to resign.
(d)    Effective July 11, 2014, the Company’s board of directors elected Kevin S. Costello a director to fill the vacancy resulting from Mr. Maldonado’s resignation. Mr. Costello was the president of Ariba, Inc. from 2007 until its acquisition by SAP in 2012, and served as president of Ariba, an SAP Company, from 2012 until 2014. Prior to serving as president of Ariba, Mr. Costello had served as Ariba’s Executive Vice President and Chief Commercial Officer. Mr. Costello will receive the Company’s standard compensation arrangement for non-employee directors, as described in the “Director Compensation” section of the Company’s proxy statement. Accordingly, Mr. Costello will receive an annual equity grant of restricted stock units of $120,000 following each annual meeting of stockholders and an annual cash retainer of $80,000. Mr. Costello’s initial grant of the annual equity retainer, made upon his appointment to the board, was prorated based upon the time between the date of his appointment to the board and the date of the Company’s annual meeting held in 2014. Mr. Costello’s committee assignments will be determined at a later date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: July 17, 2014	By:	/s/ Luke Frutkin
		Name:	Luke Frutkin
		Title:	Assistant Secretary

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